T. Rowe Price Equity Funds, Inc. 485BPOS

Exhibit 99(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of T. Rowe Price Equity Funds, Inc., of our reports dated February 18, 2026, relating to the financial statements and financial highlights, which appear in T. Rowe Price Institutional Large-Cap Core Growth Fund, T. Rowe Price Institutional Mid-Cap Equity Growth Fund, T. Rowe Price Large-Cap Value Fund, T. Rowe Price Large-Cap Growth Fund, T. Rowe Price Hedged Equity Fund, and T. Rowe Price Institutional Small-Cap Stock Fund’s (six of the funds constituting T. Rowe Price Equity Funds, Inc.) Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 25, 2026